UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 9, 2008
CAM COMMERCE SOLUTIONS, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	000-16569	95-3866450
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)
17075 Newhope Street, Fountain Valley, California
(Address of principal executive offices)
(714) 241-9241
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 2.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement
     On June 9, 2008, CAM Commerce Solutions, Inc., a Delaware corporation (the “Company”), Vegas Holding Corp., a Delaware corporation (“Parent”), and Vegas Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), as announced in the press release dated June 10, 2008 attached hereto as Exhibit 99.1. Parent and Sub are affiliates of Great Hill Partners, LLC (“Great Hill”).
     Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Sub will merge with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent and shall succeed to and assume all the rights and obligations of Sub and the Company in accordance with the Delaware General Corporation Law (the “Merger”). The Board of Directors of the Company (the “Board”) has approved the Merger and the Merger Agreement and has recommended that the stockholders of the Company approve the Merger. There are no agreements between the Parent or Sub and any stockholder or executive officer of the Company regarding continued equity ownership in the Company following the closing of the Merger.
     In connection with the Merger, each share of the Company’s common stock that is outstanding at the effective time of the Merger (the “Effective Time”) will be converted into the right to receive $40.50 in cash without interest (the “Merger Consideration”). Pursuant to the terms of the Company’s equity incentive plans, each outstanding option to purchase the Company’s common stock will become fully vested and exercisable immediately prior to the Merger and converted into the right to receive a cash payment equal to an amount determined by multiplying (i) the difference between the Merger Consideration and the exercise price under the Company Option by (ii) the number of shares of Common Stock issuable upon exercise of such Company Option, less applicable withholding taxes.
     The Board has unanimously approved the Merger Agreement and determined that the Merger Agreement and the Merger are advisable and both fair to and in the best interest of the Company’s stockholders. RBC Capital Markets (“RBC”) served as the financial advisor to the Board and, in connection with such service, rendered an opinion to the Board as to the fairness, from a financial point of view, of the consideration to be received by the Company’s stockholders in the Merger.
     The Company and Parent have made customary representations, warranties and covenants in the Merger Agreement including (i) the Company will cause a meeting of its stockholders to be held to consider the adoption and approval of the Merger Agreement; (ii) the Board will recommend to its stockholders that they adopt and approve the Merger Agreement; and (iii) the Company will be subject to restrictions on solicitation of proposals with respect to any alternative sales transactions.
     Consummation of the Merger is subject to customary closing conditions, including, among other things, (i) the adoption of the Merger Agreement by the holders of a majority of the shares of the Company; (ii) the absence of any material adverse effect with respect to the Company; (iii) expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and any applicable, similar foreign regulations; (iv) the resignations of all of the directors of the Company, effective upon the closing of the Merger, except as otherwise specified in writing by Parent; and (v) amending the lease for the Company’s Henderson, Nevada facility to establish the base rent at $1.75 per square foot per month for the remainder of the term of such lease, subject to increases for inflation.
     As a condition to Parent and Sub entering into the Merger Agreement, the Company executed an Employment Agreement with the Company’s Chief Executive Officer (“CEO”), which becomes effective only upon the closing of the Merger. Upon its effectiveness, this Employment Agreement will supersede the existing Employment Agreement and Change in Control Agreement with the CEO, both of which will then automatically terminate without any payment thereunder to the CEO in connection with the Merger.
     The Company intends to prepare and file a proxy statement with the Securities and Exchange Commission (the “SEC”) that it will mail to stockholders in order to obtain stockholder approval for the Merger Agreement and the Merger.

     The Merger Agreement contains certain termination rights for both the Company and Parent and further provides that upon termination of the Merger Agreement under specified circumstances the Company may be required to pay Great Hill a termination fee and reimburse the out of pocket expenses of Great Hill up to a certain amount.
     The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1, which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Parent and Sub, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent, and Sub.
Additional Information and Where to Find It
     The Company will file a proxy statement and other documents regarding the proposed transaction described in this press release with the SEC. Investors and security holders are advised to read the proxy statement and such other materials when they become available because they will contain important information about the acquisition and the Company. Investors and security holders will be able to obtain a free copy of the proxy statement and any other documents filed by the company from the SEC Web site at www.sec.gov. The Company’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 19, 2007. Investors and security holders may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed transaction when it becomes available.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated June 9, 2008, by and among CAM Commerce Solutions, Inc., Vegas Holding Corp., and Vegas Merger Sub Inc.

99.1	Press Release dated June 10, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAM COMMERCE SOLUTIONS, INC.
Date: June 11, 2008	By:	/s/ Paul Caceres
Paul Caceres Jr.
Chief Financial and Accounting Officer

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated June 9, 2008, by and among CAM Commerce Solutions, Inc., Vegas Holding Corp., and Vegas Merger Sub Inc.

99.1	Press Release dated June 10, 2008.